Exhibit 1.01

CNH Industrial N.V.

Conflict Minerals Report

For The Year Ended December 31, 2019

I.	Overview

This report has been prepared by CNH Industrial N.V. (herein referred to as “CNH Industrial,” or the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). References to internet websites herein are provided only as required by the Rule and information available through these websites is not incorporated by reference into this Form SD.

We are a leading global capital goods company engaged in the design, production, marketing, sale and financing of agricultural and construction equipment, trucks, commercial vehicles, buses and specialty vehicles for firefighting, defense and other uses, as well as engines, transmissions and axles for those vehicles and engines for marine and power generation applications. We have industrial and financial services companies located in 44 countries and a commercial presence in approximately 180 countries around the world.

Our principal products include agricultural and construction equipment, commercial vehicles and engines, transmissions and axles. Tin, tantalum, tungsten and gold (“3TG”) can be found in all of our products.

Our products are highly complex, typically containing thousands of parts from many direct suppliers. We have relationships with a vast network of suppliers throughout the world. Many of our suppliers are located outside the United States and include foreign entities that are not subject to the Rule. In addition, there are generally multiple tiers between the 3TG mines and our suppliers. Therefore, we must rely on our direct suppliers to work with their upstream suppliers to provide us with accurate information on the origin of the 3TG contained in components and materials purchased by us.

II.	Reasonable Country of Origin Inquiry (“RCOI”)

We conducted an inquiry of our suppliers to determine the country of origin of the components provided to CNH Industrial. Our RCOI comprised identification of relevant suppliers and a survey of those suppliers.

Because of the scope and complexity of our supply chain, we developed a risk-based approach that focused on our major direct suppliers as well as direct suppliers that we believed were likely to provide us with components containing 3TG (collectively, the “Surveyed Suppliers”). Surveyed Suppliers represented approximately 83% of the purchases (by dollar value) that we made for goods from suppliers. For purposes of this report, the “Covered Countries” means the Democratic Republic of Congo (the “DRC”) and its adjoining countries.

We requested that all Surveyed Suppliers provide information to us regarding 3TG and smelters using the template developed by the Responsible Minerals Initiative (“RMI”), known as the Conflict Minerals Reporting Template (the “Template”). The Template is a free, standardized reporting template that facilitates disclosure and communication of information regarding smelters and refiners that provide 3TG to a manufacturer’s supply chain. It includes questions regarding a direct supplier’s conflict-free policy and its due diligence process, and requests information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TG used by such smelters and refiners. The information we receive is submitted into an electronic database to facilitate information analysis.

III.	Due Diligence Design and Performance

Design of Due Diligence

Pursuant to the Rule, we undertook due diligence efforts on the source and country of origin of 3TG in our supply chain. The Rule requires that a registrant’s due diligence follow a nationally or internationally recognized due diligence framework. Presently, the only nationally or internationally recognized due diligence framework available is the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements for each of the conflict minerals (the “OECD Guidance”). The OECD Guidance is a framework for risk-based due diligence for responsible supply chains of conflict minerals from conflict-affected and high-risk areas that is described in the five-steps noted in Section IV below.

CNH Industrial designed its due diligence measures to be in conformity, in all material respects, with the OECD Guidance.

IV.	Due Diligence Performed

This section IV describes measures performed by us to exercise due diligence on the source and chain of custody on the 3TG contained in our products.

OECD Step 1. Establish Strong Company Management Systems

Conflict Minerals Policy

We have adopted a conflict minerals policy that is publicly available on our website at

http://www.cnhindustrial.com/en-us/governance/policies_and_guidelines/Pages/sustainability_guidelines.aspx

Internal Team

We have established a management system to support supply chain due diligence related to goods that may contain 3TG. Our management system includes a cross-functional executive steering committee sponsored by senior legal and compliance staff, and a team of subject matter experts from functions such as purchasing, parts and service and internal audit. A working group, reporting to the Steering Committee, was formed to develop and implement a Conflict Minerals compliance program approved by the Steering Committee.

Control Systems

We do not have a direct relationship with 3TG smelters and refiners; therefore, we rely on suppliers to provide information on the origin of the 3TG contained in the components and materials supplied to us. We are a member of RMI (RMI Member Code: CNHI). RMI serves as a resource for companies from a range of industries to help them make sourcing decisions that improve regulatory compliance and support responsible sourcing from conflict-affected and high-risk areas. RMI program initiatives include the Responsible Minerals Assurance Process (“RMAP”), which identifies smelters and refiners that source minerals in conformance with RMAP, and the Template. We use the Template in our RCOI and RMAP data and information in our identification and assessment of risks in the supply chain. The control systems that we have in place include, but are not limited to, a dedicated email address for conflict minerals information, supplier retention response through our third-party software tool and a smelter outreach program through RMI.

Supplier Engagement

We have engaged our direct suppliers through direct communication, including multiple communications regarding the Rule. We provided the Surveyed Suppliers with instructions for responding to the Template and access to a conflict minerals compliance e-mail address, monitored by a member of the Conflict Minerals working group, which Surveyed Suppliers could use to seek assistance in interpreting and completing the Template. Our standard purchase order terms and conditions and purchase agreements require our suppliers to provide us with supporting information and documentation evidencing due diligence of 3TG in their respective supply chains. We have adopted and made available to our suppliers a Supplier Code of Conduct that requires, among other things, all suppliers to exercise due diligence, in accordance with the OECD Guidance, on its entire supply chain with respect to the sourcing of all 3TG to determine whether those metals are from the Covered Countries and, if so, to determine whether those metals directly or indirectly financed or benefited armed groups that are perpetrators of serious human rights abuses in the Covered Countries.

Grievance Mechanism

We have processes to collect and act on concerns expressed by employees and others about possible improper or unethical business practices, violations of company policies (including our Code of Conduct, the Supplier Code of Conduct and Conflict Minerals Policy) or applicable laws. This grievance mechanism is described in our Conflict Minerals Policy.

OECD Step 2. Identify and Assess Risks in the Supply Chain

Our method for determining the country of origin of 3TG contained in our products was to conduct a supply-chain survey with Surveyed Suppliers using the Template. We have implemented a third-party software solution to collect and manage supplier CMRT data. We use this third-party solution to track communications with suppliers, analyze the CMRT data provided by suppliers, aggregate the supplier CMRT data for our reporting, and follow up with any supplier whose CMRT data we identified to contain incomplete or potentially inaccurate data. We rely on our suppliers to provide information on the origin of 3TG contained in the components and materials supplied to us. These suppliers are similarly reliant upon information provided by their suppliers. Smelters and refiners identified by a supplier in response to our supply-chain survey are compared against the RMI list to identify and assist in assessing the risk that the 3TG used in our products may have originated in the Covered Countries.

OECD Step 3. Design and Implement a Strategy to Respond to Identified Risks

•	The Steering Committee is periodically briefed about our due diligence efforts.

•	We have adopted a conflict minerals policy.

•

Suppliers are required to adhere to our Supplier Code of Conduct that requires, among other things, all suppliers to exercise due diligence, in accordance with the OECD Guidance, on its entire supply chain with respect to the sourcing of all 3TG to determine whether those metals are from the Covered Countries and, if so, to determine whether those metals directly or indirectly financed or benefited armed groups that are perpetrators of serious human rights abuses in the Covered Countries.

•	We follow-up with the Surveyed Suppliers that provide incomplete or inconsistent responses.

•	We follow up with Surveyed Suppliers who listed non-compliant or uncertified smelters or refiners in their CMRT.

OECD Step 4. Carry Out Independent Third Party Audit of Supply Chain Due Diligence At Identified Points In The Supply Chain

We support audits of 3TG smelters and refiners conducted by third parties through our participation in RMI. RMI developed the RMAP, which uses an independent third-party audit to identify smelters and refiners that have management systems and sourcing practices in place to conform with RMAP protocols and global standards.

OECD Step 5. Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence, is available in our website http://www.cnhindustrial.com/en-us/investor_relations/regulatory_filings/Pages/SEC_filings.aspx and is filed with the SEC.

V.	Due Diligence Results:

Survey Responses

We reviewed the Surveyed Supplier responses, including those not provided on the Template, to determine whether further engagement was necessary. When reviewing the Surveyed Supplier responses, we focused on incomplete responses as well as inconsistencies within the data reported by those suppliers. We worked directly with such suppliers in an effort to secure revised responses.

The vast majority of the responses received provided data only with respect to the supplier’s overall 3TG sourcing, without specifying if the 3TG was used in the specific goods supplied to us. Consequently, we cannot be certain that the smelters or refiners identified by the vast majority of our Surveyed Suppliers supplied 3TG to us rather than to other customers of that Surveyed Supplier.

A minority of responses listed specific smelters or refiners. Such responses collectively identified 252 unique facilities as identified by the RMI, of which 224 were included on the RMAP Conformant Smelters and Refiners List. We also identified 40 smelters or refiners that may be sourcing from the Covered Countries and may not have been from recycled or scrap resources. All 40 of these processing facilities have been validated as compliant with RMAP protocols. Please see Attachment A for a list of smelters and refiners reported to us by the Surveyed Suppliers that listed specific smelters or refiners. The smelters or refiners listed in Attachment A may have processed the 3TG necessary for our products, but we do not have sufficient information to establish a direct link between our products and the smelters or refiners listed in Attachment A.

Efforts to Determine Mine or Location of Origin

We requested our suppliers complete the Template, which includes questions regarding the locations of smelters and refiners or origin for the minerals. When a supplier cannot directly obtain information beyond smelter or refiner name, we consult the RMI to determine the country of origin and whether the smelter or refiner has been validated as RMAP conformant.

Expected Future Actions

Going forward, we intend to build on our efforts in 2019 and continue working with our suppliers to improve the quality of the information provided. We also intend to continue to participate in RMI meetings in order to gather best practices and collaborate with industry peers.

Caution Concerning Forward-Looking Statements
Certain statements in this report may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize or other assumptions underlying any of the forward-looking statements prove to be incorrect, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements. Actual results could differ materially from those anticipated in such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update or revise publicly any forward-looking statements.

Attachment A

The processing facilities listed in the table below represent the smelters and refiners provided by the Surveyed Suppliers that provided a list of smelters or refiners. The smelters or refiners may have processed the 3TG necessary for our products, but we do not have sufficient information to determine with certainty that is the case. Additionally, we are unable to conclusively determine the country of origin information for our necessary 3TG, but based on the data gathered from RMI, we believe that the sources may include the countries listed following the table.

Metal	Smelter	Smelter Country	RMI Audit Status
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Compliant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	NPM Silmet AS	ESTONIA	Compliant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Compliant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant

Tantalum	Taki Chemical Co., Ltd.	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tin	Alpha	UNITED STATES OF AMERICA	Compliant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Outreach Required
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non-compliant
Tin	Dowa	JAPAN	Compliant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Compliant
Tin	Estanho de Rondonia S.A.	BRAZIL	In Communication
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Compliant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Compliant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Compliant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Compliant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Compliant
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Compliant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Compliant
Tin	Metallo Belgium N.V.	BELGIUM	Compliant
Tin	Metallo Spain S.L.U.	SPAIN	Compliant
Tin	Mineracao Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	Modeltech Sdn Bhd	MALAYSIA	Non-compliant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Compliant
Tin	Pongpipat Company Limited	MYANMAR	Outreach Required
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Menara Cipta Mulia	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Timah Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah Tbk Mentok	INDONESIA	Compliant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Super Ligas	BRAZIL	Outreach Required
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Compliant
Tin	Yunnan Tin Company Limited	CHINA	Compliant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Compliant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	AU Traders and Refiners	SOUTH AFRICA	Compliant
Gold	Aurubis AG	GERMANY	Compliant

Gold	Bangalore Refinery	INDIA	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Compliant
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Chugai Mining	JAPAN	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Compliant
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Outreach Required
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	In Communication
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Compliant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Compliant
Gold	Guangdong Jinding Gold Limited	CHINA	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Outreach Required
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Outreach Required
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Italpreziosi	ITALY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	In Communication
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Compliant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Compliant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Outreach Required
Gold	L’Orfebre S.A.	ANDORRA	Compliant
Gold	Lingbao Gold Co., Ltd.	CHINA	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Outreach Required
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Outreach Required
Gold	Marsam Metals	BRAZIL	Compliant
Gold	Materion	UNITED STATES OF AMERICA	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Compliant
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	PAMP S.A.	SWITZERLAND	Compliant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Outreach Required
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Outreach Required
Gold	Planta Recuperadora de Metales SpA	CHILE	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Precinox S.A.	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Outreach Required

Gold	REMONDIS PMR B.V.	NETHERLANDS	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	SAAMP	FRANCE	Compliant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Outreach Required
Gold	Safimet S.p.A	ITALY	Compliant
Gold	Sai Refinery	INDIA	Outreach Required
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Compliant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Compliant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Outreach Required
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Outreach Required
Gold	Torecom	KOREA, REPUBLIC OF	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Valcambi S.A.	SWITZERLAND	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	Yamakin Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Outreach Required
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Tungsten	A.L.M.T. Corp.	JAPAN	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	Compliant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Compliant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Compliant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant

*Processing facility name and location as reported by the Responsible Minerals Initiative (RMI)

Country of Origin for the Conflict Minerals processed by the facilities listed above may include:

Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Korea (Republic Of), Kyrgyzstan, Lithuania, Malaysia, Mexico, Myanmar, Netherlands, Peru, Philippines, Poland, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan (Province Of China), Thailand, Turkey, United Arab Emirates, United States Of America, Uzbekistan, Vietnam